Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Maxar Technologies Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Maxar Technologies Inc. of our reports dated March 1, 2019, with respect to the consolidated balance sheets of Maxar Technologies Inc. (formerly known as Maxar Technologies Ltd.) and subsidiaries (“the Company”) as of December 31, 2018, and the related consolidated statements of operations,  comprehensive (loss) income, cash flows, and changes in stockholders’ equity for the year ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated herein by reference.

Our report dated March 1, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses our opinion that Maxar Technologies Inc. did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of the material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company had an insufficient complement of trained resources, ineffective continuous risk assessment, and ineffective control activities related to percentage-of-completion revenue and cost of sales, measurement and disclosure of income taxes, and commitment and contingency disclosures.

Our report dated March 1, 2019 on the consolidated financial statements also contains an explanatory paragraph indicating the Company has changed its comprehensive basis of accounting from International Financial Reporting Standards as issued by the International Accounting Standards Board to U.S. generally accepted accounting principles effective with the preparation of the consolidated financial statements as of and for the year ended December 31, 2018.

/s/ KPMG LLP

Denver, Colorado
May 8, 2019